UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017 (August 8, 2017)

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(Address of Principal Executive Offices) (Zip Code)

(888) 295-7279

(Registrant’s Telephone Number, Including Area Code)

2130 N. Lincoln Park West, Suite 8N

Chicago, IL 60614

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Vikram Grover

On August 8, 2017, the board of directors (the “Board”) of Good Gaming, Inc. (the “Company”) accepted Vikram Grover’s resignation as the Treasurer of the Company and as a member of the Board, effective immediately.

Resignation of Barbara Laken

On August 8, 2017, the Board of the Company accepted Barbara Laken’s resignation as the Secretary of the Company and as a member on the Board, effective immediately.

Appointment of Domenic Fontana

On August 8, 2017, the Board of the Company appointed Domenic Fontana, age 36, as the Company’s new Treasurer. Below is Mr. Fontana’s biography.

Domenic Fontana:

Since May 2017, Mr. Fontana has been the Senior Vice President of Finance of ViaOne Services and since January 2013, Mr. Fontana has been the Vice President of Finance at Assist Wireless. From August 2012 to January 2013 Mr. Fontana was the Finance Manager of eCommerce Technology Business and from February 2011 to October 2012, Mr. Fontana was a Manager, Rating Agency & Fixed Income Investor Relations, at Verizon.

There is no arrangement or understanding between Mr. Fontana and any other persons pursuant to which he was selected as a director nor are there any family relationships between Mr. Fontana and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Fontana that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer